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                                                                   EXHIBIT 10.16

                                   AMENDMENT

     THIS AMENDMENT ("Amendment"), effective as of July 30, 1999 ("Effective Date"), by and between the College Television Network, Inc. ("CTN"), a Delaware corporation with its principal place of business at 5784 Lake Forrest Drive, Suite 275, Atlanta, Georgia 30328, and Turner Private Networks, Inc., a Georgia corporation with its principal place of business at One CNN Center, P.O. Box 105366, Atlanta, Georgia 30348-5366 ("Turner"). (CTN and Turner are collectively referred to herein as the "Parties").


                              W I T N E S S E T H
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     WHEREAS, Turner and CTN are parties to a certain Agreement dated January 1,
1998 (the "Agreement"); and

     WHEREAS, the parties wish to expand the relationship established under the Agreement in certain respects as set forth herein;

     NOW, THEREFORE, for good a valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.  Headline News Authorization.  Turner Private Networks, Inc. hereby
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authorizes CTN to downlink the CNN Headline News ("HLN") feed each school day during the Fall and Spring semesters of the Term solely to retrieve the "Top Stories" segments for use on the Network in exchange for the HLN License Fee set forth below. CTN will contract with (and be solely responsible for payments to) Crawford Communications or another contractor reasonably acceptable to Turner to downlink the HLN "Top Stories" segments in their entirety (excluding the HLN open, anchor promos and any third party advertising). CTN shall have no rights whatsoever to use, distribute or exploit any other portion of HLN. All news stories contained within the HLN top Stories must run as is with no alteration whatsoever. CTN agrees to update HLN "Top Stories" throughout the day as necessary to reflect current news events, with a minimum of four (4) updates per day. Furthermore, Turner, at its discretion, may request CTN to update Top Stories more often in case of significant breaking news and CTN will provide such updates as soon as possible upon request at CTN's sole cost. Turner shall have no responsibility or liability for any transmission or signal failure associated with its distribution of HLN.

     2.  CTN Graphics Fee.  Turner will produce and provide the CTN "Top
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Stories" graphics (lens/cover, open and close) for a graphics fee of $5,500, which amount shall be payable on delivery. CTN shall package such original graphics elements with the HLN "Top Stories" segments for distribution on the Network. Use of the CTN graphics on the Network is expressly conditioned on Turner's receipt of payment therefore.

     3.  HLN License Fee.  In exchange for the HLN "Top Stories" rights granted
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to CTN hereunder, CTN hereby agrees to pay Turner an annual HLN License Fee of
Seventy-Five Thousand Dollars ($75,000), which annual amount shall be payable in twelve (12) equal installments on the first date of each month ($6,250) during the Term commencing on August 1, 1999.

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     4.  Term.  This Amendment and the rights granted herein shall run
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coterminously with the Agreement; however, Turner shall have the right to terminate this Amendment and the rights granted herein at any time for any reason upon thirty (30) days notice. Said termination shall have no effect on the Agreement.

     5.  Additional Terms.  This Amendment shall be governed by and construed in
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accordance with all other provisions set forth in the Agreement, except to the extent of a conflict, in which event this Amendment shall control solely with respect to such matters.

     6.  Definitions.  Any capitalized terms used in this Amendment but not
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defined herein shall have the meanings ascribed to them in the Agreement.

     7.  Ratification/Continuing Effect.  Except as expressly supplemented
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hereinabove, all other terms and conditions of the Agreement are hereby ratified by the parties and shall remain in full force and effect in accordance with their terms throughout the extended Term.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute this Amendment as of the date first above written.


COLLEGE TELEVISION NETWORK, INC.           TURNER PRIVATE NETWORKS, INC.

By:    /s/ Jason Elkin                    By:    /s/ Debra Cooper
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Title: Chief Executive Officer            Title: Senior Vice President
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Date:  July 30, 1999                      Date:  July 30, 1999
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